SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.   )

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Neogen Corporation

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Neogen Corporation (the Company), a Michigan corporation, will be held on October 14, 2004 at 10:00 a.m., local time, at the University Club of Michigan State University, 3435 Forest Road, Lansing, MI 48909, to consider and act upon the following matters:

I.	The election of three Class II directors to serve for three year terms.

II.	To approve an amendment to the Company’s 1997 Stock Option Plan increasing from 1,750,000 to 2,750,000 the number of shares of the Company’s common stock authorized for issuance under the Plan.

III.	Such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on August 17, 2004 are entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. However, to assure representation at the meeting, all shareholders are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postpaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

Sincerely,

Thomas H. Reed

Secretary

Lansing, Michigan

September 3, 2004

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

PROXY STATEMENT

The enclosed Proxy is solicited on behalf of Neogen Corporation (the Company) for use at the Annual Meeting of Shareholders to be held October 14, 2004, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the University Club of Michigan State University, 3435 Forest Road, Lansing, MI 48909. The Company’s telephone number is (517) 372-9200.

These proxy solicitation materials were mailed on or about September 6, 2004, together with the Company’s 2004 Annual Report to Shareholders, to all shareholders entitled to vote at the meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Company, before the meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

Every shareholder voting at the Annual Meeting has one vote for each share on all matters. The Company’s By-Laws do not provide for cumulative voting in the election of directors. Shares represented by valid, executed and dated proxies in the enclosed form will be voted if received in time for the meeting in accordance with the instructions thereon. Unless your proxy is otherwise marked, it will be voted FOR management’s nominees for the Board of Directors, and FOR the propose to increase the number of shares authorized for issuance under the 1997 Stock Option Plan.

A simple majority of the shares issued and outstanding as of August 17, 2004 (the Record Date) must be present or represented at the Annual Meeting to constitute a quorum. For election of directors, the three individuals receiving the most votes will be elected for the term indicated. Approval of any other item of business to be voted upon at the Annual Meeting will require the affirmative vote of a majority of the votes cast by the holders of common shares at the meeting and entitled to vote. Abstentions, withheld votes and broker nonvotes will not be deemed votes cast in determining approval of any proposal, but will be counted in determining the number of common shares present or represented by proxy in determining whether a quorum is present.

The cost of soliciting proxies will be borne by the Company. The Company has retained the services of American Stock Transfer & Trust to aid in the solicitation of proxies. The Company estimates that the cost of soliciting proxies will be less than $2,000 including out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers, and regular employees, without additional compensation, personally or by telephone, e-mail, facsimile or letter.

Record Date and Principal Share Ownership

Shareholders of record at the close of business on August 17, 2004 are entitled to notice of and to vote at the meeting. At the Record Date, 8,033,463 shares of the Company’s Common Stock were issued and outstanding. At the Record Date, the following were known by the Company to be beneficial owners of at least 5% of the Company’s Common Stock.

Name and Address	Number of Shares	Percent of Total
James L. Herbert (1) Neogen Corporation 620 Lesher Place Lansing, MI 48912	609,611	7.4%
Herbert D. Doan (1) P.O. Box 169 Midland, MI 48640	398,607	5.0%

(1)	Includes 197,108 shares and 7,497 shares of Common Stock which Mr. Herbert and Mr. Doan, respectively, have the right to acquire by exercise of options within 60 days of August 17, 2004

Deadline for Receipt of Shareholder Proposals

Proposals of shareholders which are intended to be presented by such shareholders at the Company’s next Annual Meeting of Shareholders must be received by the Company no later than April 30, 2005 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all of its directors, officers and employees. The Company has made a copy of this Code of Conduct available on its Website at http://www.neogen.com/pdf/Code_of _Conduct.pdf

PROPOSALS FOR SHAREHOLDER ACTION

I. ELECTION OF DIRECTORS

The Company’s By-Laws provide that the Company shall have at least five and no more than nine directors, with the exact number to be determined by the Board. The Board of Directors currently is comprised of nine directors. The directors are classified into three classes to serve for the terms set forth next to their names or until their successors have been duly qualified and elected. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below. All of the nominees for director are currently directors of the Company. If any nominee becomes unavailable for any reason it is intended that the proxies will be voted for a substitute nominee designated by the Board. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by vote of a majority of the directors then in office for a term expiring at the next annual meeting of shareholders.

Nominees	Expiration of Proposed Term
Class II:
Jack C. Parnell	2007
Robert M. Book	2007
Leonard E. Heller, Ph.D	2007

Directors Continuing in Office	Expiration of Term
Class III:
James L. Herbert	2005
G. Bruce Papesh	2005
Thomas H. Reed	2005

Class I:
Lon M. Bohannon	2006
Herbert D. Doan	2006
Gordon E. Guyer, Ph.D.	2006

Name of Director	Age	Position	Director Since
Jack C. Parnell (1)	69	Chairman of the Company, Director	1993
Thomas H. Reed (1) (3)	59	Secretary of the Company, Director	1995
James L. Herbert	64	President and CEO of the Company, Director	1982
Lon M. Bohannon	51	Vice President and COO of the Company, Director	1996
Robert M. Book (1) (3)	74	Director	1990
Herbert D. Doan (1) (2)	81	Director	1982
Gordon E. Guyer, Ph.D. (3)	78	Director	1990
Leonard E. Heller, Ph.D. (2)	59	Director	1992
G. Bruce Papesh (2)	57	Director	1993

(1)	Member, Compensation Committee

(2)	Member, Stock Option Committee

(3)	Member, Audit Committee

The following is a brief summary of the business experience, for at least the past five years, for each of the nominees for and current members of the Board of Directors.

Nominees for the Board of Directors:

Jack C. Parnell was elected to the Board of Directors in October 1993 and as Chairman of the Board in October, 2001. Since 1991, he has held the position of Governmental Relations Advisor with the law firm of Kahn, Soares and Conway. In 1989, Mr. Parnell was appointed by President George H. Bush to serve as Deputy Secretary of the U.S. Department of Agriculture. From 1983 to 1989, he served in three different senior governmental positions for the State of California, including Secretary of the California Department of Food and Agriculture from 1987 to 1989. The firm of Kahn, Soares and Conway currently acts as the Company’s government relations advisor.

Robert M. Book was elected to the Board of Directors in November 1990. Since January 1993, Mr. Book has served as President of AgriVista, Inc., a company that provides agricultural consulting and marketing services. He served as President of the Indiana Institute of Agriculture, Food and Nutrition, from 1983 through 1992. He was formerly Group Vice President of Agriculture Marketing for Elanco Products Company, a division of Eli Lilly & Co.

Dr. Leonard E. Heller was elected to the Board of Directors in October 1992. He is a professor at the University of Kentucky and founded and is CEO of Health Management Services, LLC, a company that provides services to physicians and physician hospital business entities. He formerly was Secretary for the Cabinet of Human Resources in Kentucky, Chairman of the Governor’s Task Force on Health Reform and consultant on health policy and pharmaceutical distribution issues.

The Board of Directors recommends a vote FOR the above nominees.

Other current members of the Board of Directors and named Executive Officers:

Thomas H. Reed was elected to the Board of Directors in October 1995 and was elected Secretary in October 1999. Mr. Reed is Special Assistant to the President of Packerland Packing Company. Prior to assuming that position, he served as Vice President of Michigan Livestock Exchange Marketing, a division of Southern States Cooperative, Inc. and prior to that as President and Chief Executive Officer of the Michigan Livestock Exchange. Mr. Reed is a former member of the Board of Directors of the National Livestock Producers Association and is a former chairman of the Michigan State University Board of Trustees.

James L. Herbert has been President, Chief Executive Officer, and a director of the Company since he joined Neogen in June 1982. He was Chairman of the Board from October 1999 to October 2001. He previously held the position of Corporate Vice President of DeKalb Ag Research, a major agricultural genetics and energy company. He has management experience in animal biologics, specialized chemical research, medical instruments, aquaculture, animal nutrition, and poultry and livestock breeding and production.

Lon M. Bohannon was elected to the Board of Directors in October 1996. Mr. Bohannon joined Neogen in October 1985 as Vice President of Finance, was promoted to Vice President—Administration and Chief Financial Officer in November 1994 and was named Chief Operating Officer in 1999. He is responsible for all areas of the Company’s operations except accounting, finance, human resources and investor relations. A CPA, Mr. Bohannon served as Administrative Controller for Federal Forge, Inc., a metal forging and stamping firm, from March 1980 until October 1985, and was associated with the public accounting firm of Ernst & Young from June 1975 to March 1980.

Herbert D. Doan has been a director of the Company since September 1982. He was the Company’s Chairman of the Board from October 1984 to October 1999. Mr. Doan has served as President of the Herbert H. and Grace A. Dow Foundation from February 1996 to June 2000 and currently serves as Chairman of that foundation. Mr. Doan is Chairman of the Michigan Molecular Institute, a position he has held since 1964. He was formerly President and Chief Executive Officer of Dow Chemical Company. He has been active as an independent venture capitalist for over fifteen years.

Dr. Gordon E. Guyer joined the Board of Directors in January 1990. Dr. Guyer retired in 1996 as Director of the Michigan Department of Agriculture, a position he held since 1993. Dr. Guyer served as interim President of Michigan State University from 1991 to 1993 and was Vice President of Governmental Affairs for the University from 1988 until 1991. From 1986 to 1988, he was Director of the Department of Natural Resources for the State of Michigan.

G. Bruce Papesh was elected to the Board of Directors in October 1993 and was Secretary from October 1994 to October 1999. Since 1987, Mr. Papesh has served as President of Dart, Papesh & Company Inc., member SIPC and NASD, an investment consulting and financial services firm. Mr. Papesh also served on the Board of Directors of Immucor, Inc., a publicly traded immunodiagnostics company that manufactures and markets products for the human clinical blood bank industry, until October 1, 2001.

Edward L. Bradley, age 44, joined Neogen in February 1995 as Vice President of Sales and Marketing for AMPCOR Diagnostics, Inc. In June 1996, he was made a Vice President of Neogen Corporation. Currently, Mr. Bradley is responsible for all sales and marketing activities focused on food safety products on a worldwide basis. From 1988 to 1995, Mr. Bradley served in several sales and marketing capacities for Mallinckrodt Animal Health, including the position of National Sales Manager responsible for 40 employees in its Food Animal Products Division. Prior to joining Mallinckrodt, he held several sales and marketing positions for Stauffer Chemical Company.

Richard R. Current, age 60, joined the Company in November 1999 as Vice President and Chief Financial Officer. Prior to joining Neogen, Mr. Current served as Executive Vice President and Chief Financial Officer of Integral Vision, Inc. from 1994 to 1999 and as Vice President and Chief Financial Officer of the Shane Group, Inc., a privately held company from 1991 to 1994. Mr. Current was associated with the public accounting firm of Ernst & Young for 24 years and served as Managing Partner of the Lansing, Michigan office from 1986 to 1991.

Terri A. Morrical, age 39, joined Neogen Corporation on September 1, 1992 as part of the Company’s acquisition of WTT, Incorporated. She currently serves as Vice President and General Manager of the Company’s Lexington division and is responsible for all sales pertaining to animal safety. From 1986 to 1991, she was Controller for Freeze Point Cold Storage Systems and concurrently served in the same capacity for Powercore, Inc. In 1990, she joined WTT, Incorporated as VP/CFO and then became President, the position she held at the time Neogen acquired the business.

II. PROPOSAL TO AMEND THE NEOGEN CORPORATION 1997 STOCK OPTION PLAN

At the meeting, shareholders will be asked to consider and act upon a proposal to approve an amendment to the Neogen Corporation 1997 Stock Option Plan (the “Plan”) increasing the number of shares authorized for issuance to 2,750,000 shares (calculated taking into account the 5-for-4 stock split paid as a 25% stock dividend on January 2, 2004).

The Board of Directors believes that it is in the Company’s and its shareholders’ best interests to approve the amendments to the Plan to allow the Company to continue to grant stock options to secure for the Company the benefits of the additional incentive inherent in the ownership of its Common Stock by directors, and key employees (including officers). The Board believes that the plan helps the Company attract, secure and retain the services of these persons and to provide these persons with an opportunity to acquire or enlarge their stock ownership so they might have a direct interest in the Company’s success. Non-employee directors do not receive any other compensation for their services as directors. As of May 31, 2004, 152,000 shares were available for issuance under the plan.

The Company will furnish a full copy of the Plan, as amended, without charge to each person who forwards a written request including representation that he or she was a shareholder on August 17, 2004 to: Corporate Secretary, Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912. The Company’s Board of Directors has approved the amendment to the Plan, subject to shareholder approval. The major features of the Plan are summarized below, but this is only a summary and is qualified in its entirety by reference to the actual text. Capitalized terms not otherwise defined in this Proxy Statement have the meanings given them in the Plan. As of the Record Date, the closing sale price of the Company’s Common Stock was $18.45.

SUMMARY OF THE STOCK OPTION PLAN

Options granted under the Plan may be “Incentive Stock Options” (options meeting the requirements set forth in the Plan and which are also intended to be and qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations thereunder [the “Code”]), Nonqualified options (options which meet the requirements set forth in the Plan but are not intended to be, or do not qualify as, an incentive stock option within the meaning of Section 422) or both. The Plan contains various provisions to ensure that Incentive Stock Options comply with Section 422.

The purpose of the Plan is to provide key employees (including officers) and directors of the Company and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of key employees and directors with the interests of the shareholders of the Company, and to facilitate attracting and retaining key employees and directors of exceptional ability.

ADMINISTRATION

The Plan shall be administered by a Committee appointed by the Board of Directors. Subject to the provisions of the Plan, the Committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, the amount of stock to be optioned to each such person, the time such options shall be granted and the terms and conditions of any stock options.

Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Company, be final and conclusive.

PLAN PARTICIPANTS

Subject to the granting of automatic stock options, the Committee shall determine and designate from time to time, those key employees (including officers) and directors of the Company or any subsidiary to whom options are to be granted and who thereby become participants under the Plan; provided, however, that (a) Incentive Options shall be granted only to employees (as defined in the Code) of the Company or a corporate subsidiary, to the extent required by Section 422 of the Code, or any successor provision, and (b) no participant may be granted stock options to purchase more than 100,000 Common Shares in the aggregate in any fiscal year of the Company.

SHARES SUBJECT TO GRANT

The maximum number of Common Shares with respect to which stock options may be granted under the Plan is 1,750,000 Common Shares, which may consist in whole or in part of authorized and unissued or reacquired Common Shares. The proposed amendment to the plan increases the number of shares authorized by the plan to 2,750,000. Unless the Plan has terminated, shares covered by the unexercised portion of canceled, expired or otherwise terminated options under the Plan are again available for option and sale.

The number and type of shares subject to each outstanding stock option, the option price with respect to outstanding stock options, the aggregate number and type of shares remaining available under the Plan, and the maximum number and type of shares that may be granted to any participant in any fiscal year are subject to such adjustment as the Committee deems appropriate to reflect such events such as stock dividends, stock splits, recapitalizations, mergers, statutory share exchanges or reorganizations or by the Company.

STOCK OPTIONS

Grant of Stock Option Grants

Both Incentive Options and Nonqualified Options may be granted under the Plan. An Incentive Option is intended to be, and qualifies as, an incentive stock option within the meaning of Section 422 of the Code. Any

Option granted under the Plan must have an exercise price not less than 100% of the fair market value of the shares on the date on which such option is granted. With respect to an Incentive Option granted to a participant who owns more than 10% of the total combined voting shares of the Company or of any parent or subsidiary of the Company, the exercise price of such option must not be less than 110% of the fair market value of the shares subject to such option on the date such option is granted.

At the time of the exercise of any option granted pursuant to the Plan, the participant must pay the full option price for all shares purchased (a) in cash or, (b) with the consent of the Committee, (i) in Common Shares, (ii) by a promissory note payable to the order of the Company which is acceptable to the Committee, (iii) by a cash down payment and a promissory note for the unpaid balance, (iv) subject to such conditions as may be established by the Committee, by the Company retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the participant exercises the option, (v) by delivery to the Company of written notice of the exercise in such form as the Committee may prescribe, accompanied by irrevocable instructions to a stock broker to promptly deliver to the Company full payment for the shares with respect to which the option is exercised from the proceeds of stockbroker’s sale of, or loan against, the shares, or (vi) in such other manner as the Committee determines is appropriate. The aggregate fair market value (determined as of the date the option is granted) of the underlying stock with respect to which Incentive Options are first exercisable for the first time by such individual during any calendar year (under all of such plans of the Company and its parent and subsidiary corporations) cannot exceed $100,000.

Automatic Stock Option Grants

Each outside director of the Corporation shall automatically be granted a Nonqualified Stock Option to purchase 5,000 shares of Common Stock as of the date he or she is first elected or appointed to the Board of Directors. Each outside director of the Corporation who is re-elected to the Board of Directors shall automatically be granted a Nonqualified Stock Option to purchase 2,000 shares of Common Stock as of the date of each re-election.

All automatic stock options granted shall be exercisable in one-third cumulative annual installments beginning one year after the date of grant, shall expire ten years after the date of grant and shall have an option price equal to 100% of the fair market value of the Company’s Common Stock on the date of grant.

Continuation of Employment

Options granted under the Plan may be exercised only while the participant is an employee or director of the Company or a subsidiary, except as described under “Extraordinary Transactions” and except that the Committee may permit the exercise of all or any portion of the options granted to such participant (i) for a period not to exceed three months following termination of employment with respect to Incentive Options that are intended to remain Incentive Options if such termination is not due to death or permanent disability of the participant, (ii) for a period not to exceed one year following termination of employment with respect to Incentive Options that are intended to remain Incentive Options if termination of employment is due to the death or permanent disability of the participant, and (iii) for a period not to extend beyond the expiration date with respect to Nonqualified Options or Incentive Options that are not intended to remain Incentive Options, all subject to any restrictions, terms and conditions fixed by the Committee.

Term of Stock Options

If not sooner terminated, each stock option granted under the Plan will expire not more than ten years from the date of grant; provided that, with respect to an Incentive Option, such option must expire not more than five years after the date of the grant.

SHAREHOLDER RIGHTS

No participant in the Plan has any of the rights of a shareholder of the Company under any option granted under the Plan until the actual issuance of shares to the participant, and before such issuance no adjustment will be made for dividends, distributions or other rights in respect of such shares, except as described under the caption “Shares Subject to Grant”.

EXTRAORDINARY TRANSACTIONS

If the Company engages in specified consolidations, mergers, transfers of substantially all of its properties and assets, dissolutions, liquidations, reorganizations or reclassifications in such a way that holders of Common Shares are entitled to receive stock, securities, cash or other assets with respect to, or in exchange for, the Common Shares (each a “Transaction”), then each participant holding a stock option granted under the Plan upon the exercise of such option after consummation of a Transaction will be entitled to receive (for the same aggregate exercise price) the stock and other securities, cash and assets the participant would have received upon consummation of the Transaction if he or she had exercised the option in full immediately before consummation of the Transaction.

In addition, in connection with a Transaction, the Committee, may (i) permit stock options outstanding under the Plan to be exercised in full for a limited period of time, after which all unexercised stock options and all rights of participants under such options would terminate, (ii) permit stock options outstanding under the Plan to be exercised in full for their then remaining terms, or (iii) require all stock options outstanding under the Plan to be surrendered to the Company for cancellation and payment to each participant in cash of the excess of the fair market value of the underlying Common Shares as of the date such Transaction is effective over the exercise price, less any applicable withholding taxes.

FEDERAL INCOME TAX CONSEQUENCES

The rules governing the tax treatment of options and shares acquired upon the exercise of options are quite technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Incentive Options

If the participant makes no disposition of the shares acquired pursuant to exercise of an Incentive Option within one year after the transfer of shares to such participant and within two years from grant of the option, such participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such Incentive Options or the transfer of shares upon their exercise.

If shares acquired upon exercise of Incentive Options are disposed of prior to the expiration of the above time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements.

Nonqualified Options

A participant who acquires shares by exercise of a Nonqualified Option generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements.

AMENDMENT OR TERMINATION OF THE PLAN

The Board of Directors may terminate or amend the Plan, or amend any stock option agreement under the Plan, at any time; provided that no such amendment or revision may increase the maximum number of shares in the aggregate that are subject to the Plan without the approval or ratification of the shareholders of the Company, and no such amendment or revision may change the option price or alter or impair any stock option previously granted under the Plan, in a manner adverse to a participant, without the consent of such participant, all except as described under the caption “Shares Subject to Grant”.

Unless sooner terminated by the Board of Directors, the Plan will terminate on August 14, 2007, which is ten years after its original adoption by the Board of Directors, and no stock options may be granted under the Plan after that date. The termination of the Plan will not affect the validity of any option outstanding on the date of termination.

Approval of the Amendment to the Plan

The approval by a majority of the votes cast by the holders of Common Shares at the meeting and entitled to vote on the action is necessary for shareholder approval of the Plan. Abstentions, withheld votes and broker nonvotes will not be deemed votes cast in determining approval of this proposal, but will be counted in determining the number of Common Shares present or represented by proxy in determining whether a quorum is present.

The Board of Directors recommends a vote FOR Proposal II.

Security Ownership of Management

The following table sets forth the beneficial ownership of Common Stock of the Company as of August 17, 2004 for each current director, each nominee, each executive officer listed in the summary compensation table below and for all current directors and executive officers as a group:

Name	Number of Shares	Percent of Total
Jack C. Parnell (1)	16,810	*
Thomas H. Reed (1)	15,746	*
James L. Herbert (1)	609,611	7.4%
Lon M. Bohannon (1)	189,893	2.3%
Robert M. Book (1)	15,246	*
Herbert D. Doan (1)	398,607	5.0%
Gordon E. Guyer, Ph.D. (1)	13,311	*
Leonard E. Heller, Ph.D. (1)	55,539	*
G. Bruce Papesh (1) (2)	26,559	*
Edward L. Bradley (1)	74,652	*
Richard R. Current (1)	37,881	*
Terri A. Morrical (1)	58,416	*
All current directors and executive officers as a group (seventeen persons) (1)	1,570,227	18.5%

*Less than 1%

(1)	Includes the following shares of Common Stock which current directors and executive officers have the right to acquire by exercise of options within 60 days of August 17, 2004: Mr. Parnell—4,996 shares; Mr. Reed—14,996 shares; Mr. Herbert—197,108 shares; Mr. Bohannon—51,239 shares; Mr. Book—7,496 shares; Mr. Doan—7,497 shares; Dr. Guyer—8,330 shares; Dr. Heller—18,330 shares; Mr. Papesh—9,997 shares; Mr. Bradley—35,100 shares; Mr. Current—19,999 shares; Ms. Morrical—30,128 shares; all current directors and executive officers as a group—448,965 shares.

(2)	Includes 16,532 shares over which Mr. Papesh is considered to have investment power.

Board Meetings and Committees

The Board of Directors of the Company held seven meetings during the fiscal year ended May 31, 2004. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board and committees of which he was a member held during the period he served on the Board or committee. Directors are expected to attend Neogen Corporation’s annual shareholders meeting. All members except Dr. Guyer attended the 2003 meeting.

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, Stock Option Committee and the Nominating Committee. The Audit Committee, which met five times in fiscal year ended May 31, 2004 has responsibility of recommending to the Board of Directors the firm of Independent Auditors to be retained by the Company; confirming the independence of the Independent Auditors; reviewing with the Company’s Independent Auditors the scope and result of their audits; reviewing with the Independent Auditors and management the Company’s financial statements and accounting and reporting principals, policies and practices; and reviewing with the Company’s Independent Auditors the adequacy of the Company’s accounting, financial and operating controls. The Compensation Committee, which met once during fiscal year ended May 31, 2004, has responsibility for reviewing and approving the Company’s executive compensation policies and makes recommendations concerning the Company’s employee benefit programs. The Stock Option Committee administers the Company’s Stock Option Plan. This committee held one meeting during fiscal year ended May 31, 2004. Each member of each committee is considered to be independent.

The Nominating Committee, formed July 22, 2004, has responsibility for recommending candidates for election to the Board of Directors. The Board, meeting as a Committee of the Whole for the purpose of nominating candidates to the board, held one meeting in fiscal year 2004. In evaluating and determining whether to nominate a candidate for a position on the Company’s Board, the newly formed Committee will consider the Nominating Committee Charter (see www.Neogen.com) and the following criteria, among others, (1) High professionalism, ethics and values (2) relevant management or industry experience, and (3) commitment to enhancing shareholder values. The Committee will periodically assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise of the Board. Candidates may come to the attention of the Committee from current board members, shareholders, corporate officers or other sources. The Committee will review all candidates in the same manner regardless of the source of the recommendation and will consider nominees recommended by shareholders provided such recommendations are in writing and received by the Company no later than April 30, 2005. Recommendations should be addressed to: Corporate Secretary, Neogen Corporation, 620 Lesher Place, Lansing, MI. 48912.

Communication with the Board of Directors

Shareholders may communicate with the Board of Directors of Neogen Corporation, including the Non-Management Directors, by sending an E-mail to bod@neogen.com or by sending a letter to Neogen Corporation Board of Directors, c/o Corporate Secretary, Neogen Corporation, 620 Lesher Place, Lansing, MI. 48912. The Corporate Secretary has authority to disregard any inappropriate communication or to take other appropriate actions with respect to any such inappropriate communications. If deemed appropriate communication, the Corporate Secretary will submit the correspondence to the Chairman of the Board or to any special director to whom the correspondence is directed.

Audit Committee Financial Expert

The Board of Directors has determined that all Audit Committee Members are financially literate. The Board has also determined that Thomas H. Reed qualifies as an “Audit Committee Financial Expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

Executive Compensation

The following table sets forth information regarding compensation paid or accrued by the Company during each of the last three years ended May 31, 2004 for the Company’s chief executive officer and the four other most highly compensated executive officers of the Company receiving annual cash compensation in excess of $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary (1)	Bonus	Options Awarded	All Other Compensation (2)(3)
James L. Herbert, President,	2004	$250,000	$125,000	75,000	$7,187
Chief Executive Officer	2003	244,790	110,000	81,250	5,900
	2002	216,356	100,000	72,000	7,903

Lon M. Bohannon, Vice President,	2004	$145,000	$47,000	42,500	$7,872
Chief Operating Officer	2003	141,783	35,000	40,000	9,226
	2002	128,735	35,000	37,500	5,080

Richard R. Current, Vice President,	2004	$135,000	$16,000	23,750	$6,196
Chief Financial Officer	2003	127,341	10,000	23,750	9,014
	2002	121,269	9,000	21,250	5,351

Edward L. Bradley, Vice President	2004	$111,000	$35,000	22,500	$5,896
	2003	104,123	20,000	22,500	8,837
	2002	97,925	20,000	21,250	3,637

Terri A. Morrical, Vice President	2004	$110,000	$15,000	22,500	$5,000
	2003	106,683	20,000	22,500	9,043
	2002	93,595	25,000	21,250	3,598

(1)	Includes amounts contributed to the Company’s 401(k) Retirement Savings Plan and Employee Stock Purchase Plan by the named executive officer.

(2)	Consists of matching contributions paid to the Company’s 401(k) Retirement Savings Plan and Employee Stock Purchase Plan on behalf of the named executive officer.

(3)	Under terms of a deferred compensation agreement, the current value ($430,552 at May 31, 2004) of an annuity owned by the Company is payable to Mr. Herbert or his estate upon death, retirement or termination of employment.

The following table contains information concerning the grant of options under the Company’s Stock Option Plan to the named executive officers of the Company during the year ended May 31, 2004. No stock appreciation rights (SARS) were granted during such period.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation at End of Option Term
						5%	10%
James L. Herbert	6,579	(1)	2%	$15.20	10/10/08	$27,628	$654,050
	68,421	(2)	20%	15.20	10/10/13	61,051	1,657,491
Lon M. Bohannon	7,999	(1)	2%	15.20	10/10/08	33,592	329,802
	34,501	(2)	10%	15.20	10/10/13	74,229	835,783
Richard R. Current	8,830	(1)	3%	15.20	10/10/08	37,081	142,623
	14,920	(2)	4%	15.20	10/10/13	81,940	361,435
Edward L. Bradley	9,821	(1)	3%	15.20	10/10/08	41,243	121,201
	12,679	(2)	4%	15.20	10/10/13	91,136	307,147
Terri A. Morrical	8,903	(1)	3%	15.20	10/10/08	37,388	129,986
	13,598	(2)	4%	15.20	10/10/13	82,618	329,410

(1)	Options were granted at fair market value and vest over five years in equal annual installments commencing with the first anniversary of the grant date.

(2)	Options were granted at fair market value and vest over three years in equal annual installments commencing with the first anniversary of the grant date.

(3)	The assumed annual rates of stock appreciation of 5% and 10% would result in the price of the Company’s stock increasing to $24.76 and $39.42, respectively in ten years.

The following table sets forth information for the named executive officers with respect to the value of options exercised during the year ended May 31, 2004 and the value of outstanding and unexercised options held as of May 31, 2004, based upon the market value of the Company’s Common Stock of $15.83 per share on that date. There were no SARs outstanding or exercised as of or for the year ended May 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired On Exercise	Value Realized (1)	Number of Unexercised Options at May 31, 2004		Value of Unexercised In-The-Money Options at May 31, 2004 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James L. Herbert	51,969	$554,998	118,159	211,513	$965,244	$1,001,474
Lon M. Bohannon	19,912	175,886	21,538	137,501	119,585	654,131
Richard R. Current	11,909	83,337	2,500	41,750	27,450	290,438
Edward L. Bradley	32,154	341,877	12,286	65,215	67,625	301,131
Terri A. Morrical	24,463	305,698	12,999	64,502	71,925	296,826

(1)	Represents the difference between the market price of the Common Stock and the exercise price of the options on the date of exercise multiplied by the number of shares acquired upon exercise.

(2)	Represents the difference between the closing market price of Common Stock at May 31, 2004 of $15.83 per share and the exercise price per share of in-the-money options multiplied by the number of shares which could be acquired at May 31, 2004 upon the exercise of all in-the-money options.

Compensation of Directors

The Company does not pay director’s fees to any director for attendance at meetings of the Board or standing Committees. All non-employee directors are granted non-qualified options to purchase 6,000 shares of Common Stock when first elected to the Board of Directors and non-qualified options to purchase 2,500 shares of Common Stock upon subsequent election to, or commencement of annual service on, the Board of Directors. The options expire ten years after the date of grant and vest over three years in equal annual installments commencing with the first anniversary of the date of grant. All directors are eligible to receive reimbursement for all ordinary travel expenses related to attendance at Board or committee meetings.

The following table sets forth the aggregate information of the Company’s equity compensation plans in effect as of May 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,202,746	$10.53	151,606
Equity compensation plans not approved by security holders	45,625	$11.01	-0-

Total	1,248,371	$10.55	151,606

In the future, the Company intends to grant all options under the Option Plan approved by shareholders.

COMPENSATION AND STOCK OPTION COMMITTEE’S REPORT ON EXECUTIVE COMPENSATION

General. The Compensation Committee’s overall compensation policy applicable to the Company’s executive officers is to provide a compensation program that is intended to attract and retain qualified executives for the Company and to provide them with incentives to achieve Company goals and increase shareholder value. The Compensation Committee implements this policy through establishing salaries and bonuses. The Compensation Committee’s current policy does not provide significant pension or other retirement benefits for the Company’s employees.

Salaries. The Compensation Committee’s policy is to provide salaries that are generally similar to those of similar executive officers in similar companies. The Compensation Committee determines comparable salaries through discussions with candidates for such positions, Company research and independent surveys concerning the salaries paid by similar companies.

Performance Bonuses. The payment of bonuses to executive officers is directly related to their achievement of corporate and individual performance goals established at the beginning of the year. The amount of the bonus paid, if any, varies among the executive officers depending on their success in achieving individual performance goals and on their contribution to the achievement of corporate performance goals.

Stock Options. Stock options are awarded by the Stock Option Committee of the Board of Directors. The Stock Option Committee’s policy is to award stock options to the Company’s officers in amounts reflecting the participant’s position and ability to influence the Company’s overall performance. Options are intended to provide participants with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of participants with the interests of shareholders of the Company and to attract and retain qualified employees. The Stock Option Committee’s policy has been to grant options with terms of five to ten years to provide a long-term incentive and to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. As a result, such options will only have value if the price of the underlying shares increases.

Fiscal 2004 Compensation Decisions Regarding James Herbert. The compensation of James L. Herbert, President and Chief Executive Officer, is recommended by the Compensation Committee to the Board of Directors based on the Committee’s knowledge of the level necessary to enable the Company to remain competitive and retain top management.

In addition, Mr. Herbert’s compensation is based on the Committee’s subjective assessment of his progress toward achieving Company goals and objectives pertaining to the development and marketing of products dedicated to food and animal safety. Particular consideration is given to progress toward enhancing long-term shareholder value that includes overall growth in sales and operating and net income for the Company’s most recent fiscal year.

Incentive compensation payments to Mr. Herbert are made partially in the form of cash intended to reward Mr. Herbert for achievement of individual and corporate objectives, partially in the form of stock options, intended to provide Mr. Herbert with increased incentive to focus on long-term performance growth of the Company that will enhance shareholder value, and partially in the form of contributions to an annuity owned by the Company and payable to Mr. Herbert or his estate upon death, retirement or termination of employment.

Mr. Herbert did not participate in the approval of his own compensation, but did participate in discussion of the Company’s performance for fiscal 2004 and the determination of bonuses for other executive officers of the Company.

By the Compensation Committee

Herbert D. Doan (Chairman)

Jack C. Parnell

Robert M. Book

By the Stock Option Committee

Herbert D. Doan (Chairman)

Leonard E. Heller

G. Bruce Papesh

AUDIT COMMITTEE REPORT

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s financial matters. The Board of Directors has adopted and approved a charter for the Audit Committee. Under the charter, the duties and responsibilities of the Audit Committee include:

1.	Directly appoint, retain compensation, evaluate and terminate the Company’s Independent Auditors.

2.	Oversight of the Company’s Independent Auditors.

3.	Review and discussion of the Company’s financial controls, accounting policies and answer financial statements.

4.	Compliance and regulatory oversight responsibilities including related party transactions and the Company’s compliance system.

At the Board of Directors meeting on October 3, 2003, Mr. Thomas H. Reed, Mr. Robert M. Book and Dr. Gordon E. Guyer were reappointed as committee members. Mr. Reed was appointed as Audit Committee chairman.

Following is the report of the Audit Committee:

The Audit Committee selected Ernst & Young (E&Y) as the Company’s independent auditors for the year ended May 31, 2004. The Audit Committee discussed with E&Y its independence from the Company and management, including the matters in Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Additionally, consideration was given to whether non-audit services provided by E&Y were compatible with maintaining the auditors’ independence.

Without management present the Audit Committee met separately with E&Y to review the results of the audit, its evaluation of the Company’s internal controls and the quality of the Company’s accounting and financial reporting. The Committee reviewed and discussed the Company’s audited financial statements with management and E&Y. Management and E&Y represented that the Company’s audited financial statements were fairly stated in accordance with generally accepted accounting principles. Additionally, the matters covered by Statement on Auditing Standards No. 61 (Communications with Audit Committees) were discussed with E&Y.

Following these actions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended May 31, 2004 for filing with the United States Securities and Exchange Commission.

By the Audit Committee

Thomas H. Reed (Chairman)

Dr. Gordon E. Guyer

Robert M. Book

Stock Performance Graph

The following line graph compares for the fiscal years ended May 31, 2000, 2001, 2002, 2003 and 2004: (i) the yearly cumulative total shareholder return on the Company’s common stock with (ii) the cumulative total return of the NASDAQ Non Financial Index and with (iii) a Peer Group Index. The Peer Group consists of Strategic Diagnostics Corporation, Idexx Laboratories, Inc., Meridian Biosciences Inc., ImmuCell Corporation, and Embrex, Inc.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the two fiscal years ended May 31, 2003 except for one Form 4 for Mr. Anthony Maltese that was filed late. As of the date hereof the Company is not aware of other failures to file a required report or to file such report on a timely basis.

OTHER MATTERS

Independent Registered Public Accounting Firm

On January 16, 2003, Neogen dismissed Deloitte & Touche, LLP (D&T) as its independent registered public accounting firm. The Audit Committee of the Company’s Board of Directors recommended the change of auditors and the change was approved by the Company’s Board of Directors.

The reports of D&T on Neogen’s financial statements for the fiscal years ended May 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years, and subsequent interim periods through January 16, 2003, there were no disagreements with D&T on any matter of accounting principles or practice financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of D&T, would have caused it to make reference to such disagreements in its reports, nor were there any reportable events as defined in Regulation S-K Item 304(a)(1)(v).

Following review of proposals from several accounting firms, effective January 16, 2003 Neogen engaged Ernst & Young LLP (E&Y) as its independent registered public accounting firm. During the Company’s two most recent fiscal years and subsequent interim periods before engaging E&Y, the Company did not consult E&Y regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a disagreement, or of a reportable event as defined in Regulation S-K Item 304(a)(1)(v).

There were no disagreements or reportable events with E&Y following its appointment.

E&Y has reported on the 2004 and 2003 consolidated financial statements included in the Annual Report of the Company that accompanies this proxy statement. The Company’s independent registered public accounting firm is now appointed by the Audit Committee of the Board of Directors. Representatives of E&Y are expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions and will have an opportunity to make a statement at the meeting if they so desire.

Fees for Audit and Other Services

During the years ended May 31, 2004 and 2003, E&Y billed Neogen for its services as follows:

Audit Fees: Fees for audit services totaled $111,000 in 2004 and $80,000 in 2003, including fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q and consultations concerning accounting matters associated with the annual audit.

Audit Related Fees: Fees for audit-related services totaled $29,000 in 2004 and $5,000 in 2003. Audit-related services principally include fees associated with the Form 8-K fillings for fiscal 2004 business acquisitions and consultations related to internal control reporting required in 2005 under Section 404 of the Sarbanes–Oxley Act.

Tax Fees: No fees associated with tax matters were incurred with the principal auditing firm in 2004. In 2003, such fees were $1,000.

All Other Fees: There were no other fees incurred with the principal accounting firm in 2004 or 2003.

Other Proposals

Neither the Company nor its Board of Directors intends to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting, and they have no present knowledge that any other matters will be presented for action at the Meeting by others. However, if any other matters properly come before such Meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgement.

Appendix A

Audit Committee Charter

Neogen Corporation

Purpose

The purpose of the Audit Committee (the Committee) is to assist the Board of Directors (the Board) of Neogen Corporation (the Company) in overseeing: (1) the integrity the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) performance of the Company’s internal auditors and independent auditor.

Committee Structure

The Committee shall consist of at least three directors. Each member of the Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission. The Board may, at any time and in its complete discretion, replace a Committee member.

Meetings

The Committee shall meet as often as necessary. The Committee shall meet periodically, in separate, private sessions with management, the independent auditor and the internal auditors (if any) to discuss anything the Committee or these groups believe should be discussed. The Committee may require any Company officer or employee or the Company’s outside counsel or external auditor to attend a Committee meeting or to meet with any members of, or consultants to, the Committee, and to provide pertinent information as necessary.

The Committee shall meet in executive session at least twice a year.

The Committee shall maintain minutes and other relevant documentation of all of its meetings.

Committee Authority and Responsibilities

The Committee shall directly appoint, retain, compensate, evaluate and terminate the Company’s independent auditor. The Committee has the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor. The Committee shall be directly responsible for overseeing the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent auditor shall report directly to the Committee.

The Committee shall have the authority to engage, without additional Board approval, independent legal, accounting and other advisors as it deems necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, to compensate administrative expenses that are necessary and appropriate to carry out its duties.

The Committee shall preapprove all auditing and non-auditing services of the independent auditor, subject to de minimus exceptions for other than audit, review or attest services that are approved by the Committee prior to completion of the audit. Alternatively, the engagement of the independent auditor may be entered into pursuant to pre-approved policies and procedures established by the Committee, provided that the policies and procedures are detailed as to the particular services and the Committee is informed of each service. The Committee has the powers and responsibilities delineated in this Charter. It is not, however, the Committee’s responsibility to prepare and certify the Company’s financial statements, to guarantee the independent auditor’s report, or to guarantee other disclosures by the Company. These are the fundamental responsibilities of management and the independent auditor. Committee members are not full-time Company employees and are not performing the functions of auditors and accountants.

Oversight of the Company’s Independent Auditors

The independent auditors for the Company are accountable to the Board and the Committee, as representatives of the shareholders, and the Committee shall instruct the independent auditors to that effect.

The Committee shall discuss the scope of the annual audit with management and the independent auditors.

The Committee shall obtain and review a report by the independent auditors, at least annually, describing: (1) the independent auditors’ quality-control procedures; (2) any material issues raised by the most recent quality-control review, or peer review, of the independent auditors, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with these issues and (3) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in the Independent Standards Board Standard No. 1 (Independent Discussions with Audit Committees). The Committee shall review and evaluate the qualifications, performance and independence of the independent auditors and the lead audit partner of the independent auditors, and present its conclusions with respect to the independent auditors to the full Board not less than annually.

The Committee shall assure the regular rotation of the audit partner as required by Section 10A(j) of the Exchange Act.

The Committee shall set clear hiring policies for employees and former employees of the independent auditors that are consistent with Section 10A(l) of the Exchange Act.

Disclosure and Financial Statements

The Committee shall review and discuss the annual financial statements with management and the independent auditors and then report whether the Committee recommends to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K.

The Committee shall review and discuss with management and the independent auditors: (1) major issues regarding accounting principles and financial statement presentations, including significant changes in the Company’s selection or applications of accounting principles; (2) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgements made in connection with the preparation of the financial statements; and (3) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

The Committee shall obtain, review and discuss reports from the independent auditors regarding: (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditors and reasons for favoring that treatment; and (3) other material written communications between the independent auditors and Company management, such as any management letter or schedule of unadjusted differences.

The Committee shall discuss with the independent auditors and then disclose the matters required to the discussed and disclosed by SAS 61, including any difficulties the independent auditors encountered in the course of the audit work, any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management.

The Committee shall discuss with management the type and presentation of information included in the Company’s results of operations press releases. This discussion will be generally held with management and the independent auditors following the completion of the auditors’ quarterly or year-end procedures and prior to the release of the press release. The Chairman of the Committee may represent the entire Committee for the purpose of this discussion.

The Committee shall review the CEO and CFO’s disclosure and certifications under Section 302 and 906 of the Sarbanes-Oxley Act.

Compliance and Regulatory Oversight Responsibilities

The Committee shall review and approve all related party transactions.

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company from its employees regarding accounting, internal accounting controls, and auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Committee shall ascertain annually from the independent auditor whether the Company has issues under Section 10A(b) of the Exchange Act.

The Committee shall review with management and the independent auditors any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies.

Limitation of Audit Committee Role

The Committee’s role is one of oversight. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. Management is responsible for the fair presentation of the information set forth in the financial statements in conformity with Generally Accepted Accounting Principles. The independent auditors’ responsibility is to provide their opinion, based on their audits, that the financial statements fairly present, in all material respects, the financial position results of operations and cash flows if the Company’s in conformity with Generally Accepted Accounting Principles. While the Committee has the responsibilities and power set forth in this Charter, its not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in conformity with Generally Accepted Accounting Principles. Further, it is not the duty of the Committee to assure compliance with acceptable laws and regulations, or the Company’s Code of Conduct.

Adopted by the Committee July 22, 2004 and by the Board July 23, 2004

Appendix B

1997 Stock Option Plan, As Amended

Neogen Corporation

(additions shown in bold; deletions shown in ~~strikethrough~~)

1. Definitions: As used herein, the following terms shall have the following meanings:

(a) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations thereunder.

(b) “Committee” shall mean, (i) with respect to administration of the Plan regarding Participants who are subject to Section 16(a) and (b) of the Exchange Act, a committee meeting the standards of Rule 16b-3 of the Rules and Regulations under the Exchange Act, or any similar successor rule, appointed by the Board of Directors of the Company to perform any of the functions and duties of the Committee under the Plan, or the Board of Directors as a whole, and (ii) with respect to administration of the Plan regarding all other Participants, such committee or the Board of Directors of the Company, as described in clause (i), or such other committee or entity appointed by the Board of Directors of the Company to perform any of the functions and duties of the Committee under the Plan.

(c) “Common Shares” shall mean the Common Shares, $.16 par value, of the Company.

(d) “Company” shall mean Neogen Corporation, a Michigan corporation, or any successor thereof.

(e) “Discretion” shall mean the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat any key employee, director, or SRC member in a manner consistent with the treatment afforded other key employees, directors, or SRC members with respect to the Plan or otherwise.

(f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(g) “Incentive Option” shall mean an option to purchase Common Shares which meets the requirements set forth in the Plan and also is intended to be, and qualifies as, an incentive stock option within the meaning of Section 422 of the Code.

(h) “Nonqualified Option” shall mean an option to purchase Common Shares which meets the requirements set forth in the Plan but is not intended to be, or does not qualify as, an incentive stock option within the meaning of the Code.

(i) “Participant” shall mean any individual covered by Paragraph 11 or designated by the Committee under Paragraph 6 for participation in the Plan.

(j) “Plan” shall mean this Neogen Corporation 1997 Stock Option Plan.

(k) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(l) “Subsidiary” shall mean any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of all classes of outstanding voting equity interests.

(m) “Outside Director” shall mean any member of the Company’s Board of Directors who is not an employee of Neogen Corporation or any of its Subsidiaries.

(n) “SRC member” shall mean any member of the Company’s Scientific Review Council who is not an employee of Neogen Corporation or any of its Subsidiaries.

2. Purpose of Plan: The purpose of the Plan is to provide key employees (including officers), directors, and SRC members of the Company and its Subsidiaries (collectively, “key employees”) with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of key employees, directors, and SRC members with the interests of the shareholders of the Company, and to facilitate attracting and retaining key employees, directors, and SRC members of exceptional ability.

3. Administration: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, the amount of stock to be optioned to each such person, the time such options shall be granted and the terms and conditions of any stock options. Such terms and conditions may, in the Committee’s Discretion, include, without limitation, provisions providing for termination of the option, forfeiture of the gain on any option exercises or both if the Participant competes with the Company or otherwise acts contrary to the Company’s interests, and provisions imposing restrictions, potential forfeiture or both on shares acquired upon exercise of options granted pursuant to this Plan. The Committee may condition any grant on the potential Participant’s agreement to such terms and conditions.

Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Company, be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

4. Indemnification: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any option granted hereunder to the full extent provided for under the Company’s articles of incorporation or bylaws with respect to indemnification of directors of the Company.

5. Maximum Number of Shares Subject to Plan: The maximum number of shares with respect to which stock options may be granted under the Plan shall be an aggregate of ~~1,750,000~~ 2,750,000 Common Shares (calculated taking into account the 5-for-4 stock split paid as a 25% stock dividend on January 2, 2004), which may consist in whole or in part of authorized and unissued or reacquired Common Shares. Unless the Plan shall have been terminated, shares covered by the unexercised portion of canceled, expired or otherwise terminated options under the Plan shall again be available for option and sale.

Subject to Paragraph 17, the number and type of shares subject to each outstanding stock option, the option price with respect to outstanding stock options, the aggregate number and type of shares remaining available under the Plan, and the maximum number and type of shares that may be granted to any Participant in any fiscal year of the Company pursuant to Paragraph 6, shall be subject to such adjustment as the Committee, in its Discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, statutory share exchanges or reorganizations of or by the Company; provided that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding option.

6. Participants: Subject to Paragraph 11, the Committee shall determine and designate from time to time, in its Discretion, those key employees (including officers), directors, and SRC members of the Company or any Subsidiary to whom options are to be granted and who thereby become Participants under the Plan; provided, however, that (a) Incentive Options shall be granted only to employees (as defined in the Code) of the Company or a corporate Subsidiary, to the extent required by Section 422 of the Code, or any successor provision, and

(b) no Participant may be granted stock options to purchase more than 100,000 Common Shares in the aggregate in any fiscal year of the Company, subject to any adjustments provided in the final paragraph of Paragraph 5 and in Paragraph 17.

7. Allotment of Shares: Subject to Paragraph 11, the Committee shall determine and fix the number of Common Shares to be offered to each Participant; provided that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the option is granted, of the underlying stock with respect to which Incentive Options are exercisable for the first time by such individual during any calendar year (under all of such plans of the Company and its parent and Subsidiary corporations) exceeding $100,000.

8. Option Price: Subject to the rules set forth in this Paragraph 8, the Committee, in its Discretion, shall establish the option price at the time any option is granted. Such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Company or of any parent or Subsidiary, the option price shall not be less than 110% of the fair market value of the stock subject to the Incentive Option on the date such option is granted. Fair market value of a share shall be determined by the Committee and may be determined by using the closing sale price of the Company’s stock on any exchange or other market on which the Common Shares shall be traded on such date, or if there is no sale on such date, on the next following date on which there is a sale, or the average of the closing bid and asked prices in any market or quotation system in which the Common Shares shall be listed or traded on such date. The option price will be subject to adjustment in accordance with the provisions of Paragraphs 5 and 17 of the Plan.

9. Granting and Exercise of Options: The granting of options under the Plan shall be effected in accordance with determinations made by the Committee pursuant to the provisions of the Plan, by execution of instruments in writing in form approved by the Committee. Such instruments shall constitute binding contracts between the Company and the Participant.

Subject to the terms of the Plan, the Committee, in its Discretion, may grant to Participants Incentive Options, Nonqualified Options or any combination thereof. Each option granted under the Plan shall designate the number of shares covered thereby, if any, with respect to which the option is an Incentive Option and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option.

Subject to the terms of the Plan, each option granted under the Plan shall be exercisable at any such time or times or in any such installments as may be determined by the Committee in its Discretion; provided that the aggregate fair market value (determined as of the date the option is granted) of the underlying stock with respect to which Incentive Options are exercisable for the first time by such individual during any calendar year (under all of such plans of the Company and its parent and Subsidiary corporations) shall not exceed $100,000. Except as provided in Paragraph 14, options may be exercised only while the Participant is an employee, director, or SRC member of the Company or a Subsidiary.

Notwithstanding any other term or provision of this Plan, but subject to the requirements of the Code with respect to Incentive Options that are intended to remain Incentive Options, in connection with a Participant ceasing to be an employee of the Company or a Subsidiary for any reason, the stock option agreement may provide for the acceleration of, or the Committee may accelerate, in its Discretion (exercised at the date of the grant of the stock option or after the date of grant), in whole or in part, the time or times or installments with respect to which any option granted under this Plan shall be exercisable in connection with termination of a Participant’s employment with the Company or a Subsidiary, subject to any restrictions, terms and conditions fixed by the Committee either at the date of the award or at the date it exercises such Discretion.

Successive stock options may be granted to the same Participant, whether or not the option or options previously granted to such Participant remain unexercised. A Participant may exercise any option granted under the Plan, if then exercisable, notwithstanding that options granted to such Participant prior to the option then being exercised remain unexercised.

10. Payment of Option Price: At the time of the exercise in whole or in part of any option granted under this Plan, payment in full in cash, or with the consent of the Committee, in its Discretion, in Common Shares or by a promissory note payable to the order of the Company which is acceptable to the Committee, shall be made by the Participant for all shares so purchased. Such payment may, with the consent of the Committee, in its Discretion, also consist of a cash down payment and delivery of such a promissory note in the amount of the unpaid exercise price. In the Discretion of, and subject to such conditions as may be established by, the Committee, payment of the option price may also be made by the Company retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the option. In the Discretion of the Committee, a Participant may exercise an option, if then exercisable, in whole or in part, by delivery to the Company of written notice of the exercise in such form as the Committee may prescribe, accompanied by irrevocable instructions to a stock broker to promptly deliver to the Company full payment for the shares with respect to which the option is exercised from the proceeds of the stock broker’s sale of or loan against some or all of the shares. Such payment may also be made in such other manner as the Committee determines is appropriate, in its Discretion. No Participant shall have any of the rights of a shareholder of the Company under any option until the actual issuance of shares to such Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraphs 5 and 17.

11. Automatic Stock Options: Notwithstanding other provisions of this Plan and to the extent shares are available for grant under the Plan, Outside Directors and SRC members shall automatically be granted Non-qualified Stock Options on the terms described in this Paragraph 11.

Each Outside Director of the Corporation shall automatically be granted a Nonqualified Stock Option to purchase 5,000 shares of Common Stock as of the date he or she is first elected or appointed to the Board of Directors. Each Outside Director of the Corporation who is re-elected to the Board of Directors shall automatically be granted a Nonqualified Stock Option to purchase 2,000 shares of Common Stock as of the date of each re-election.

Each person who is elected or appointed to serve as an SRC member shall automatically be granted a Nonqualified Stock Option to purchase 2,500 shares of Common Stock as of the date of his or her election or appointment. Each SRC member who is re-elected to the Scientific Review Council shall automatically be granted a Nonqualified Stock Option to purchase 1,000 shares of Common Stock as of the date of each re-election.

All options granted under this Paragraph 11 shall be exercisable in one-third cumulative annual installments beginning one year after the date of grant, shall expire ten years after the date of grant and shall have an option price equal to 100% of the fair market value of the Company’s Common Stock on the date of grant.

12. Non-transferability of Options: No option granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will or by the laws of descent and distribution, and each such option shall be exercisable, during the lifetime of the Participant, only by the Participant.

13. Continuance of Employment; No Right to Continued Employment: The Committee may require, in its Discretion, that any Participant under the Plan to whom an option shall be granted shall agree in writing as a condition of the granting of such option to remain in his or her position as an employee, director, or SRC member of the Company or a Subsidiary for a designated minimum period from the date of the granting of such option as shall be fixed by the Committee.

Nothing contained in the Plan or in any option granted pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment, or other service by or to the Company or a Subsidiary nor interfere in any way with the right of the Company or a Subsidiary to terminate such person’s employment, or other service at any time.

14. Termination of Employment; Expiration of Options: Subject to the other provisions of the Plan, including, without limitation, Paragraphs 9, and 17 and this Paragraph 14, all rights to exercise options shall terminate when a Participant ceases to be an employee, director, or SRC member of the Company or a Subsidiary for any cause, except that the Committee may, in its Discretion, permit the exercise of all or any portion of the options granted to such Participant

(i)	for a period not to exceed three months following such termination with respect to Incentive Options that are intended to remain Incentive Options if such termination is not due to death or permanent disability of the Participant,

(ii)	for a period not to exceed one year following termination of employment with respect to Incentive Options that are intended to remain Incentive Options if termination of employment is due to the death or permanent disability of the Participant, and

(iii)	for a period not to extend beyond the expiration date with respect to Nonqualified Options or Incentive Options that are not intended to remain Incentive Options, all subject to any restrictions, terms and conditions fixed by the Committee either at the date of the award or at the date it exercises such Discretion. In no event, however, shall an option be exercisable after its expiration date, and, unless the Committee in its Discretion determines otherwise (pursuant to Paragraphs 9 or 17), an option may only be exercised after termination of a Participant’s employment or other service by or to the Company to the extent exercisable on the date of such termination or to the extent exercisable as a result of the reason for such termination. The Committee may evidence the exercise of its Discretion under this Paragraph 14 in any manner it deems appropriate, including by resolution or by a provision in, or amendment to, the option. If not sooner terminated, each stock option granted under the Plan shall expire not more than 10 years from the date of the granting thereof; provided that with respect to an Incentive Option, such option shall expire not more than 5 years after the date of granting thereof.

15. Investment Purpose: If the Committee in its Discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any exercise of any option granted under the Plan or any portion thereof and as a condition to the Company’s obligation to deliver certificates representing the shares subject to exercise, to execute and deliver to the Company a written statement, in form satisfactory to the Committee, representing and warranting that the Participant’s purchase of Common Shares upon exercise thereof shall be for such person’s own account, for investment and not with a view to the resale or distribution thereof and that any subsequent sale or offer for sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act, which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the availability of such exemption. The Company may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant upon exercise of any option granted under the Plan.

16. Withholding Payments: If upon the exercise of any Nonqualified Option or a disqualifying disposition (within the meaning of Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Company or a Subsidiary any amount for income tax withholding, in the Committee’s Discretion, either the Participant shall pay such amount to the Company, or the amount of Common Shares delivered by the Company to the Participant shall be appropriately reduced, to reimburse the Company or such

Subsidiary for such payment. The Company or any of its Subsidiaries shall have the right to withhold the amount of such taxes from any other sums or property due or to become due from the Company or any of its Subsidiaries to the Participant upon such terms and conditions as the Committee shall prescribe. The Company may also defer issuance of the stock upon exercise of such option until payment by the Participant to the Company of the amount of any such tax. The Committee may, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Shares delivered or deliverable by the Company upon exercise of a stock option appropriately reduced, or by electing to tender Common Shares back to the Company subsequent to exercise of a stock option to reimburse the Company or such Subsidiary for such income tax withholding, subject to such rules and regulations, if any, as the Committee may adopt. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

17. Extraordinary Transactions: In case the Company (i) consolidates with or merges into any other corporation or other entity and is not the continuing or surviving entity of such consolidation or merger, or (ii) permits any other corporation or other entity to consolidate with or merge into the Company and the Company is the continuing or surviving entity but, in connection with such consolidation or merger, the Common Shares are changed into or exchanged for stock or other securities of any other corporation or other entity or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other corporation or other person or entity, or (iv) dissolves or liquidates, or (v) effects a capital reorganization or reclassification in such a way that holders of Common Shares shall be entitled to receive stock, securities, cash or other assets with respect to or in exchange for the Common Shares, then, and in each such case, proper provision shall be made so that, each Participant holding a stock option upon the exercise of such option at any time after the consummation of such consolidation, merger, transfer, dissolution, liquidation, reorganization or reclassification (each transaction, for purposes of this Paragraph 17, being herein called a “Transaction”), shall be entitled to receive (at the aggregate option price in effect for all Common Shares issuable upon such exercise immediately prior to such consummation and as adjusted to the time of such Transaction), in lieu of Common Shares issuable upon such exercise prior to such consummation, the stock and other securities, cash and assets to which such Participant would have been entitled upon such consummation if such Participant had so exercised such stock option in full immediately prior thereto (subject to adjustments subsequent to such Transaction provided for in Paragraph 5).

Notwithstanding anything in the Plan to the contrary, in connection with any Transaction and effective as of a date selected by the Committee, which date shall, in the Committee’s judgment, be far enough in advance of the Transaction to permit Participants holding stock options to exercise their options and participate in the Transaction as a holder of Common Shares, the Committee, acting in its Discretion without the consent of any Participant, may effect one or more of the following alternatives with respect to all of the outstanding stock options (which alternatives may be made conditional on the occurrence of the applicable Transaction and which may, if permitted by law, vary among individual Participants): (a) accelerate the time at which stock options then outstanding may be exercised so that such stock options may be exercised in full for a limited period of time on or before a specified date fixed by the Committee after which specified date all unexercised stock options and all rights of Participants thereunder shall terminate; (b) accelerate the time at which stock options then outstanding may be exercised so that such stock options may be exercised in full for their then remaining term; or (c) require the mandatory surrender to the Company of outstanding stock options held by such Participants (irrespective of whether such stock options are then exercisable) as of a date, before or not later than sixty days after such Transaction, specified by the Committee, and in such event the Company shall thereupon cancel such stock options and shall pay to each Participant an amount of cash equal to the excess of the fair market value of the aggregate Common Shares subject to such stock option, determined as of the date such Transaction is effective, over the aggregate option price of such shares, less any applicable withholding taxes; provided, however, the Committee shall not select an alternative (unless consented to by the Participant) such that, if a Participant exercised his or her accelerated stock option pursuant to alternative (a) or (b) and participated in the Transaction or received cash pursuant to alternative (c), the alternative would result in the Participant’s owing any money by virtue of the operation of Section 16(b) of the Exchange Act. If all such alternatives have such a result, the Committee shall, in its Discretion, take such action to put such Participant in as close to the same position as such Participant would have been in had alternative (a), (b) or (c) been selected but without resulting in any payment by such Participant pursuant to Section 16(b) of the Exchange Act. Notwithstanding the foregoing, with the consent of affected Participants, each with respect to such Participant’s option only, the Committee may in lieu of the foregoing make such provision with respect to any Transaction as it deems appropriate.

18. Effectiveness of Plan: This Plan shall be effective on the date the Board of Directors of the Company adopts this Plan, provided that the shareholders of the Company approve the Plan within 12 months after its adoption by the Board of Directors. Options may be granted before shareholder approval of this Plan, but each such option shall be subject to shareholder approval of this Plan. No option granted under this Plan shall be exercisable unless and until this Plan shall have been approved by the Company’s shareholders.

19. Termination, Duration and Amendments to the Plan: The Plan may be abandoned or terminated at any time by the Board of Directors of the Company. Unless sooner terminated, the Plan shall terminate on the date ten years after the earlier of its adoption by the Board of Directors or its approval by the shareholders of the Company, and no stock options may be granted under the Plan thereafter. The termination of the Plan shall not affect the validity of any option which is outstanding on the date of termination.

For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Company, to amend or revise the terms of this Plan or any option agreement under this Plan at any time; provided, however, that (i) to the extent required by Section 162(m) of the Code and related regulations, or any successor rule, but only with respect to amendments or revisions affecting Participants whose compensation is subject to Section 162(m) of the Code, and to the extent required by Section 422 of the Code, or any successor section, but only with respect to Incentive Options, no such amendment or revision shall increase the maximum number of shares in the aggregate which are subject to this Plan (subject, however, to the provisions of Paragraphs 5 and 17) without the approval or ratification of the shareholders of the Company, and (ii) no such amendment or revision shall change the option price (except as contemplated by Paragraphs 5 and 17) or alter or impair any option which shall have been previously granted under this Plan, in a manner adverse to a Participant, without the consent of such Participant.

As adopted by the Board of Directors on August 14, 1997, and amended on July 20, 2000 and on July 22, 2004.

PROXY

NEOGEN CORPORATION

Annual Meeting of Shareholders – October 14, 2004

The undersigned hereby appoints Thomas H. Reed and James L. Herbert, and each of them with full power to appoint his substitute, attorneys and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters which come before the annual meeting of shareholders of Neogen Corporation referred to above and at any adjournment of that meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.

Please date, sign and mail your

proxy card back as soon as possible!

Annual Meeting of Shareholders

NEOGEN CORPORATION

October 14, 2004

Please Detach and Mail in Envelope Provided

☒	Please mark your

votes as in this

example.

	FOR	WITHHELD
I. ELECTION OF DIRECTORS	☐	☐	Nominees:	Jack C. Parnell Robert M. Book Leonard E. Heller, Ph. D.

To withhold authority to vote for any individual nominee(s) write his or their names in the following space:

II. TO APPROVE AN AMENDMENT TO THE COMPANY’S 1997 STOCK OPTION PLAN TO INCREASE FROM 1,750,000 TO 2,750,000 THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN

FOR	WITHHELD	ABSTAIN
☐	☐	☐

SIGNATURE(S)	TITLE

DATE , 2004

NOTE: Please	sign exactly as your name appears on this proxy. If signed for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.